As filed with the Securities and Exchange Commission on February 26, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SHOCKWAVE MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	27-0494101
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	5403 Betsy Ross Drive Santa Clara, California 95054
(Address of Principal Executive Offices)

Shockwave Medical, Inc. 2019 Equity Incentive Plan Shockwave Medical, Inc. Employee Stock Purchase Plan (Full Titles of the Plans)

Douglas Godshall President & Chief Executive Officer Shockwave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054
(Name and address of agent for service)
(510) 279-4262
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Alan F. Denenberg Jason Bassetti Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000	Hajime Tada General Counsel and Corporate Secretary Shockwave Medical, Inc. 5403 Betsy Ross Drive Santa Clara, California 95054 (510) 279-4262

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (5)
Common Stock, par value $0.001 per share
— 2019 Equity Incentive Plan (2)	1,082,835	$121.66	$131,737,706.10	$14,372.59
— Employee Stock Purchase Plan (3)	346,843	$121.66	$42,196,919.38	$4,603.69
Total	1,429,678	$121.66	$173,934,625.48	$18,976.28
(1)

In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Of the Common Stock to be registered, (a) 1,040,530 shares of Common Stock represent the annual increase in the number of shares of Common Stock available for future issuance under, and pursuant to the terms of, the 2019 Equity Incentive Plan (the “2019 Plan”) effective as of January 1, 2021, and (b) 42,305 shares of Common Stock represent additional shares previously covered by awards under the 2019 Plan that subsequently became available for new awards pursuant to Section 3 of the 2019 Plan.

(3)

Represents an increase in the number of shares of Common Stock available for future issuance under the Employee Stock Purchase Plan (the “ESPP”) effective as of January 1, 2021 pursuant to the terms of the ESPP.

(4)

Calculated under Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on February 23, 2021 as reported by the Nasdaq Global Market.

(5)	Rounded up to the nearest cent.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. The Registrant previously registered shares of its common stock for issuance under the 2019 Equity Incentive Plan and the Employee Stock Purchase Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 7, 2019 (File No. 333-230113) and March 27, 2020 (File No. 333-237448). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature pages hereof)
99.1(1)	2019 Equity Incentive Plan
99.2(2)	Form of Stock Option Agreement under the 2019 Equity Incentive Plan
99.3(3)	Employee Stock Purchase Plan
99.4(4)	Form of Restricted Stock Unit Agreement

*	Filed herewith
(1)	Filed as Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(2)	Filed as Exhibit 10.4 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(3)	Filed as Exhibit 10.5 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (No. 333-229590), filed on February 25, 2019 and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (No. 001-38829), filed on August 6, 2019 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Shockwave Medical, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 26th day of February 2021.

Shockwave Medical, Inc.
By:	/s/ Douglas Godshall
Name: Title:	Douglas Godshall President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Douglas Godshall, Dan Puckett, and Trinh Phung as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Shockwave Medical, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas Godshall	President, Chief Executive Officer & Director (principal executive officer)	February 26, 2021
Douglas Godshall
/s/ Dan Puckett	Chief Financial Officer (principal financial and principal accounting officer)	February 26, 2021
Dan Puckett
/s/ C. Raymond Larkin	Chairman & Director	February 26, 2021
C. Raymond Larkin, Jr.
/s/ Colin Cahill	Director	February 26, 2021
Colin Cahill
/s/ Laura Francis	Director	February 26, 2021
Laura Francis
/s/ Frederic Moll	Director	February 26, 2021
Frederic Moll, M.D.
/s/ Antoine Papiernik	Director	February 26, 2021
Antoine Papiernik
/s/ Maria Sainz	Director	February 26, 2021
Maria Sainz
/s/ F.T Jay Watkins	Director	February 26, 2021
F.T. “Jay” Watkins

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